Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	LONCOR GOLD INC.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/23/2024
Reporting Entity ESTMA Identification Number	E754136		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	DONAT MADILO				Date	5/23/2024
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	LONCOR GOLD INC.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E754136
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Congo, the Democratic Republic of the	Government of the Democratic Republic of the Congo	Directorate General of Administrative and State Revenue (DGRAD)	$106,172.54	-	-	-	-	-	-	$106,172.54	Annual surface taxes paid to maintain mining permits, annual taxes on environment, real estate tax & tax for telecom devices. See also Note (b) below.
Congo, the Democratic Republic of the	Government of the Democratic Republic of the Congo	Mining Cadastre (CAMI)	$93,924.43	-	-	-	-	-	-	$93,924.43	Annual surface taxes paid to maintain mining permits. See also Note (a) below.
Congo, the Democratic Republic of the	Province of Ituri	General Directorate of Revenue of the Province of Ituri (DGRPI)	$12,111.00	-	-	-	-	-	-	$12,111.00	Provincial taxes on mining concessions. See also Note (a) below.
Congo, the Democratic Republic of the	Province of Haut Uélé	General Directorate of Revenue of the Province Haut Uélé (DGRHU)	$36,567.20	-	-	-	-	-	-	$36,567.20	Provincial taxes on mining concessions. See also Note (a) below.
Congo, the Democratic Republic of the	Orientale Province	Kisangani Tax Center (CDI Kisangani)	$42,146.64							$42,146.64	Payroll taxes (IPR & IER) & corporate income tax (IBP). See also Note (b) below.
Congo, the Democratic Republic of the	Province of North Kivu	General Directorate of Revenue of the Province Nord Kivu (DGRNK)	$75.00							75.00	Real estate tax. See also Note (b) below.
Congo, the Democratic Republic of the	Province of North Kivu	Goma Tax Center (CDI Goma)	$6,102.95							$6,102.95	Payroll taxes (IPR). See also Note (b) below.

Additional Notes:	(a) Payments were made in U.S. dollars (USD).
	(b) Payments were made in either U.S. dollars (USD) or Congolese Francs. For payments made in Congolese Francs (CDF), payment was translated to USD at the spot rate of exchange in effect at the date of payment. The fiscal 2023 annual average rate of exchange for 1 USD was CDF 2,165.55.

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	LONCOR GOLD INC.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E754136
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Congo, the Democratic Republic of the	Ngayu Project	$27,729.33	$-	$-	$-	$-	$-	$-	27,729.33	Provincial taxes on mining concessions. See also Note (a) below.
Congo, the Democratic Republic of the	Adumbi Project	$269,370.43	$-	$-	$-	$-	$-	$-	269,370.43	Annual surface taxes paid to maintain mining permits, payroll taxes, annual environmental taxes, real estate tax and tax for telecom devices. See also Note (a) below.

Additional Notes[3]:	(a) Payments were made in either U.S. dollars (USD) or Congolese Francs. For payments made in Congolese Francs (CDF), payment was translated to USD at the spot rate of exchange in effect at the date of payment. The fiscal 2023 annual average rate of exchange for 1 USD was CDF 2,165.55.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.